Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Kubient, Inc. (the “Company”) on Amendment No. 2 to Form S-1 (File No. 333-239682) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated May 6, 2020, except for Note 12A, to which the date is _______, 2020, with respect to our audits of the consolidated financial statements of Kubient, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum llp

New York, NY

__________, 2020

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split disclosed in Note 12A to the consolidated financial statements.

/s/ Marcum llp

Marcum llp

New York, NY

July 29, 2020